Exhibit 99.3

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made and entered into by and between First Avenue Networks, Inc., a Delaware corporation (which, upon consummation of the Merger (as defined below) shall thereafter be renamed FiberTower Corporation) (the “Company”) and Michael Gallagher (the “Executive”).   This Agreement shall become effective upon the consummation of the Merger.  In the event the Merger is not consummated, this Agreement shall be null and void and shall be of no force or effect.

WHEREAS, the Company and FiberTower Corporation (“FiberTower”) have executed that certain Agreement and Plan of Merger by and among First Avenue Networks, Inc. (“First Avenue”); Marlin Acquisition Corporation and FiberTower Corporation, dated as of May 14, 2006, wherein First Avenue, FiberTower and certain other corporate entities will engage in a corporate merger transaction (the “Merger”); and

WHEREAS, the Executive currently serves as the Company’s President and Chief Executive Officer, and the Company wishes to continue his employment in such role following the consummation of the Merger, and Executive wishes to continue his employment as the Company’s President and Chief Executive Officer following the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1.             Employment.   Subject to the terms and conditions set forth in this Agreement, the Company hereby wishes to acknowledge the Executive’s continued employment as the Company’s President and Chief Executive Officer following the consummation of the Merger.

2.             Term.   Subject to earlier termination as hereafter provided, this Agreement shall have an original term of one (1) year commencing on September 7, 2005, the date of first employment by Executive under that certain Executive Employment Agreement dated as of September 7, 2005 by and between Executive and the Company (the “Prior Agreement”, and such date of employment being the “Effective Date”).  The term shall be automatically extended thereafter for successive terms of one (1) year each, unless either party provides notice to the other at least thirty (30) days prior to the expiration of the original or any extension term that the Agreement is not to be extended. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as “the term of this Agreement” or “the term hereof.”

3.             Capacity and Performance.

(a) During the term hereof, the Executive shall serve the Company as its President and Chief Executive Officer. In addition, and without further compensation, during the term hereof, if so elected or appointed from time to time, the Executive shall serve as a member of the Board of Directors of the Company (the “Board”) and, if so elected or appointed from time to time, also shall serve as a director and/or officer of one or more of the Company’s Affiliates.

(b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform the duties of his position and such other duties on behalf of the Company and its Affiliates, reasonably consistent with his position, as may be designated from time to time by the Board or its designee.

(c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing. Notwithstanding the foregoing, Executive may serve as a member of the Board of Directors of Enterasys Networks, Inc. so long as such role does not interfere with his performance hereunder.

4.             Compensation and Benefits. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive’s duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a) Base Salary.   The Company shall pay the Executive a base salary at the rate of Three Hundred and Fifty Thousand Dollars ($350,000) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board, in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the “Base Salary.”

(b) Incentive and Bonus Compensation.   The Executive shall be considered annually by the Board for a bonus (the “Annual Bonus”) with a target (the “Target Bonus”) of One Hundred and Seventy-Five Thousand Dollars ($175,000). The amount of the bonus shall be determined by the Board, based on its assessment, in its reasonable discretion, of the Executive’s performance and that of the Company against appropriate and reasonably obtainable goals established annually by the Compensation Committee of the Board after consultation with the Executive; which bonus, if any, shall be payable not later than two and one-half months following the end of the fiscal year during which the bonus was earned. Any bonus or incentive compensation paid to the Executive shall be in addition to the Base Salary.

(c) Equity Compensation.   In connection with Executive’s continuation as the Company’s President and Chief Executive Officer, immediately following the consummation of the Merger, the Company will recommend to its Board of Directors the granting of an option to purchase 800,000 shares of Company common stock to Executive (the “Option”).  The Option shall vest as to twenty-five percent (25%) of the total shares subject to the Option on the first anniversary of the date of grant of the Option and 1/48th of the total shares subject to the Option shall vest monthly thereafter.  The Option shall have an exercise price per share equal to the closing price per share of the Company’s common stock on the date of grant.  In addition to the Option, and in connection with Executive’s continuation as the Company’s President and Chief Executive Officer, the Company shall recommend to its Board of Directors immediately following the consummation of the Merger the granting of 600,000 shares of restricted company common stock (the “Restricted Stock”).  The Company’s right of repurchase with respect to the Restricted Stock shall lapse as to twenty-five percent (25%) of the total shares subject to the Restricted Stock award on each November 15th, beginning November 15, 2007.   The Option and the Restricted Stock shall collectively be referred to herein as the “Equity Award,”  and except as otherwise provided for herein, the Equity Award shall be subject to and governed by the terms and conditions of the Company’s Stock Option Plan and agreements pursuant to which the Equity Award is granted.

(d) Vacations.   The Executive shall be entitled to three (3) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company and with the approval of the Board. Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

(e) Other Benefits.   During the term hereof and subject to any contribution therefor generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive (e.g., severance pay). Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

(f) Business Expenses.   The Company shall pay or reimburse the Executive for all reasonable customary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

5.             Termination of Employment and Severance Benefits.   Notwithstanding the provisions of Section 2 hereof, the Executive’s employment hereunder shall terminate prior to the expiration of the term hereof under the following circumstances:

(a) Death.   In the event of the Executive’s death during the term hereof, the Executive’s employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, (i) the Base Salary earned but not paid through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any Annual Bonus awarded for the year preceding that in which termination occurs but unpaid on the date of termination and (iv) any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within ninety (90) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, “Final Compensation”). The Company shall have no further obligation to the Executive.

(b) Disability.

(i) The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred and eighty (180) days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of Final Compensation and Severance Pay, as defined below.

(ii) The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur.

(iii) Subject to the next sentence, while receiving disability income payments under the Company’s disability income plan the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 4(e) and the terms of such plans, until the termination of his employment. In the event the disability income payments under the Company’s disability income plan during the term hereof are less than Executive’s Base Salary, the Company shall pay to Executive, in accordance with Company’s standard payroll practices, an amount equal to Executive’s Base Salary less the disability income payments.

(iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive.

(c) By the Company for Cause.   The Company may terminate the Executive’s employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

(i) The Executive’s failure to perform (other than by reason of disability), or serious negligence in the performance of, his material duties and responsibilities to the Company or any of its Affiliates;

(ii) Material breach of Section 7, 8 or 9 hereof or breach of any fiduciary duty owed to the Company or any of its Affiliates:

(iii) Fraud or embezzlement or other dishonesty which is material (monetarily or otherwise) with respect to the Company or any of its Affiliates; or

(iv) Indictment, conviction or plea of nolo contendere to a felony or other crime involving moral turpitude.

Upon termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than for Final Compensation.

(d) By the Company Other than for Cause.   The Company may terminate the Executive’s employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, in addition to Final Compensation, the Company shall provide the Executive severance pay equal to the sum of the Base Salary at the rate in effect on the date of termination and the Target Bonus (“Severance Pay”), payable in approximately equal installments at the Company’s regular paydays for its executives during the period from the date of termination through the one-year anniversary thereof; provided, however, that if required pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the timing of such payments shall be adjusted as necessary to comply with Section 409A. In addition, on the date of termination, the Company will cause to become vested that portion of the Equity Award which would have vested by passage of time during the period from the date of termination through the one-year anniversary thereof, had the Executive remained in the employ of the Company during that period (the “Accelerated Shares”). Any obligation of the Company to the Executive hereunder is conditioned, however, on the Executive signing a timely and effective release of claims in the form attached hereto as Attachment A (the “Employee Release”). The first installment of the Severance Pay shall be due and payable at the Company’s next regular payday which is at least five business days following the later of the effective date of the Employee Release or the date the Employee Release, signed by the Executive, is received by the Company, but shall be retroactive to the next business day following the date of termination; provided, however, that if required by Section 409A, the first installment of the Severance Pay shall be due and payable at the Company’s first regular payday as permitted pursuant to Section 409A. Also, although vested on the date of termination, the Accelerated Shares shall not be exercisable until the later of the effective date of the Employee Release or the date the Employee Release, signed by the Executive, is received by the Company.

(e) By the Executive for Good Reason.   The Executive may terminate his employment hereunder for Good Reason, upon ninety (90) days prior written notice to the Company of Executive’s intention to resign, setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive:

(i) Failure of the Company to continue the Executive in the position, and with the title of Chief Executive Officer of the Company; provided, however, that the Company’s failure to continue the Executive’s appointment or election as a director or officer of any of its Affiliates or a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation shall not constitute “Good Reason;” and

(ii) Failure of the Company to provide the Executive cash compensation and benefits in accordance with the terms of Section 4 hereof, excluding any failure which is cured within ten (10) business days following notice from the Executive specifying in detail the nature of such failure.

In the event of termination in accordance with this Section 5(e), the Executive will be entitled to the same Severance Pay and Accelerated Shares he would have been entitled to receive had the Executive been terminated by the Company other than for Cause in accordance with Section 5(d) above; provided that the Executive satisfies all conditions to such entitlement, including without limitation the signing of a timely and effective Employee Release.

(f) By the Executive Other than for Good Reason.   The Executive may terminate Executive’s employment hereunder at any time other than for Good Reason upon one hundred twenty (120) days’ prior written notice to the Company; provided, however, that the Company may elect to waive all or any portion of such notice, in which event the Company will pay the Executive the Base Salary for any portion of such notice waived. The Company shall have no further obligation to the Executive, other than for any Final Compensation due to him.

(g) Upon a Change of Control.   If a Change of Control occurs, any and all outstanding Equity Awards granted to the Executive under this Agreement that have not yet become vested and exercisable shall, without any further action by the Company, the Board of Directors or the Compensation Committee, accelerate and become vested and exercisable six (6) months following the date of such Change of Control provided that the Executive remains employed by the Company during such six (6) month period. If the Executive’s employment is earlier terminated during such six (6) month period without Cause following a Change of Control, all outstanding unvested Equity Awards granted under this Agreement shall immediately vest and become exercisable upon termination.

For purposes of this Agreement, Change of Control shall mean (i) the sale or transfer of all or substantially all of the Company’s assets, (ii) a reorganization, recapitalization, consolidation or merger where the voting securities of the Company outstanding immediately preceding such transaction, or the voting securities issued in exchange for or with respect to the voting securities of the Company outstanding immediately preceding such transaction, represent 50% or less of the voting power of the surviving entity following the transaction, or (iii) a transaction or series of related transactions which results in the acquisition of more than 50% of the Company’s outstanding voting power by a single person or entity or by a group of persons and/or entities acting in concert; provided, that a transaction principally for the purpose of reorganizing the Company into a holding company structure or reincorporating the Company in another jurisdiction shall not constitute a “Change of Control.” Notwithstanding the foregoing, to the extent necessary to comply with Section 409A, in the case of any payment under this Agreement that in the determination of the Company would be considered “nonqualified deferred compensation” subject to Section 409A and as to which, in the determination of the Company, the requirements of Section 409A(a)(2)(A)(v) would apply, an event or occurrence described above shall be considered a “Change of Control” only if it also constitutes a change in ownership or effective control of the Company, or a change in ownership of the Company’s assets, described in Section 409A(a)(2)(A)(v).

6.             Effect of Termination.   The provisions of this Section 6 shall apply to any termination, whether due to the expiration of the term hereof, pursuant to Section 5 or otherwise.

(a) Payment by the Company of any amounts that may be due the Executive in each case under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive.

(b) Except for any right to continue participation in the Company’s group health or dental plan at the Executive’s cost under COBRA or other applicable law, the Executive’s participation in Company benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment, without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

(c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligations of the Company under Sections 5(d), 5(e), 5(f) and 5(g) hereof are expressly conditioned upon the Executive’s continued full performance of obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5(d) or 5(e) or 5(f), no compensation is earned after termination of employment.

7.             Confidential Information.

(a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information; that the Executive may develop Confidential Information for the Company and its Affiliates; and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination, for a period of three (3) years. Further, the Executive agrees to provide prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal requirement and to provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure.

(b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive’s possession or control.

8.             Assignment of Rights to Intellectual Property.   The Executive agrees to maintain accurate and complete contemporaneous records of, and shall immediately and fully disclose and deliver to the Company, all Intellectual Property, as defined below. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) his full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights and other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights and other proprietary rights in the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

9.             Restricted Activities.   The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a) While the Executive is employed by the Company and for the twelve months immediately following termination of his employment for any reason (in the aggregate, the “Non-Competition Period”), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in Competitive Business Activities with the Company or any of its Serviced Affiliates within any area of the United States in which the Company or its Affiliates does business (the “Restricted Area”). Specifically, the Executive agrees not to engage in any manner in any Competitive Business Activities that are in whole or in part directly competitive with the business of the Company or any of its Serviced Affiliates as conducted at the time of Executive’s departure from the Company, or planned to be conducted within 12 months of termination of Executive’s employment. For the purposes of this Section 9, the business of the Company and its Serviced Affiliates shall include, but not be limited to, the provision of fixed broadband wireless services for mobile backhaul, bypass and fiber extensions in the United States. For purposes of this Agreement, “Serviced Affiliates” means those Affiliates of the Company for which the Executive has provided services or as to which he has had access to Confidential Information.

(b)       The Executive agrees that, except as set forth in Section 3(c) hereof, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Subsidiaries, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.

(c)  The Executive further agrees that during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Serviced Affiliates, assist in such hiring by any person, or encourage, induce or solicit any such employee to terminate his or her relationship with the Company or any of its Serviced Affiliates; provided, however, that the foregoing will not apply to any employee that has terminated his or her employment relationship with the Company or any of its Serviced Affiliates, as applicable, at least six months prior to the date on which the Executive’s employment relationship with the Company is terminated. The Executive further agrees that during the Non-Competition Period, the Executive will not solicit any customer or vendor of the Company or any of its Serviced Affiliates to terminate or diminish its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts immediately prior to Executive’s departure with the Company or any of its Serviced Affiliates.

(d)     The Executive further agrees that during the Non-Competition Period the Executive will not solicit or induce, or attempt to solicit or induce, any Person having an existing or prospective relationship with the Company or its Affiliates to enter into a contract or other business arrangement with Executive or with any other Person, the intent or foreseeable result of which could be:  (i) to divert or seize a business opportunity relating to or involving a Competitive Business Activity in any Territory which the Company has or had under consideration during Executive’s employment relationship with the Company; (ii) to materially increase the Company’s or its Affiliates’ costs or economic exposure of doing business; (iii) to materially diminish the Company’s or its Affiliates’ sales or revenue in any line of business in which it is engaged or plans to be engaged in the 12 months following termination of Executive’s employment; or (iv) otherwise to cause competitive or financial injury to the Company or its Affiliates.

10.                Disclosure to Prospective Employers.  Executive agrees that, during the one-year period after termination (voluntary or involuntary) of Executive’s employment with the Company, Executive will immediately notify the Company of any offer of employment, consulting agreement or business opportunity which involves or relates to any Competitive Business Activity in the Restricted Area, before accepting such offer and sufficiently in advance thereof to permit the Company to protect the Company’s rights or interests hereunder.  Executive further agrees that Executive will, before accepting any offer of employment or engagement as an employee, owner, investor or consultant of any Person which is engaged or plans to engage in any Competitive Business Activity, make full disclosure of the existence and contents of this Agreement to such Person.  The notices and disclosures pursuant to this Section 10 shall not be deemed a waiver of any rights and interest of the Company pursuant to this Agreement or otherwise.

11.                Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8, 9 and 10 hereof. The Executive agrees that those restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8, 9 or 10 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7, 8, 9 or 10 hereof shall be determined by a court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

12.                Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

13.                Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a)      “Affiliates” means (i) all subsidiaries of the Company, and (ii) any Person holding all or substantially all of the voting power of the Company.

(b)     “Competitive Business Activities” means any of the following activities if such activity comprises 15% or more of the gross revenues of any Person: (i) the location, site procurement, construction design, maintenance, management and operation of sites or facilities necessary for the provision of fixed broadband wireless services or fiber optic cable for mobile backhaul, bypass and fiber extensions in the United States, (ii) the sale, lease, license or provision of fixed broadband wireless services or fiber optical cable for mobile backhaul, bypass and fiber extensions in the United States or services or other facilities or services which are competitive with those sold, leased, licensed or provided by the Company or its Affiliates at the time of termination of Executive’s employment, (iii) research and development associated with those activities described in (i) and (ii), (iv) other related business activities in which the Company or its Affiliates is presently engaged or becomes engaged after the Effective Date of this Agreement, and (v) proposed business activities with respect to which the Company or its Affiliates has completed a business planning process during the term of Executive’s employment by the Company and in which the Company or its Affiliates intends to become actively engaged within 12 months after termination of Executive’s employment, which plans Executive is made aware of in the course of Executive’s employment relationship with the Company

(c)      “Confidential Information” means any and all information of the Company and its Affiliates (whether in written, printed, graphic, video, audio, electronically stored, disk or other format, and whether final, draft, work-in-process, original, duplicate or reproductions) that is not generally known by Persons with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or and of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the existing and planned development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) their products and services, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates (v) the identities, special skills and compensation arrangements of key employees of the Company or its Affiliates and (vi) the people and organizations with whom the Company or its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(d) “Intellectual Property” means any invention, formula, process, discovery, development, design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived, or first actually reduced to practice by the Executive solely or jointly with others, during his employment by the Company; provided, however, that, as used in this Agreement, the term “Intellectual Property” shall not apply to any invention that the Executive develops on his own time, without using the equipment, supplies, facilities or trade secret information of the Company, unless such invention relates at the time of conception or reduction to practice of the invention (a) to the business of the Company, (b) to the actual or demonstrably anticipated research or development of the Company or (c) results from any work performed by the Executive for the Company.

(e) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

14.                Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

15.                Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16.                Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.                Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.                Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national delivery service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

19.                Entire Agreement and Acknowledgment. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment, including, without limitation, the Prior Agreement.  The parties acknowledge that the Merger does not constitute an event under which Executive is entitled to Severance Pay as Executive’s employment is continuing, and he is continuing such employment in the same capacity as he had prior to the Merger.

20.                Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

21.                Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

22.                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

23.                Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State Delaware, without regard to the conflict of laws principles thereof.

24.                Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained in any state or federal court in or of the State of Delaware; provided, however, that the Company also may bring any such action, suit or proceeding against the Executive in any other jurisdiction in which the Executive is subject to personal jurisdiction. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to such jurisdiction for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts; that he or it is immune from extraterritorial injunctive relief or other injunctive relief; that his or its property is exempt or immune from attachment or execution; that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts; that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware or such other jurisdiction in which the Company may bring an action hereunder; agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 18 is reasonably calculated to give actual notice; and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 18 does not constitute good and sufficient service of process. The provisions of this Section 24 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

25.           Enforceability and Return of Consideration.  It is agreed that, notwithstanding Executive’s representations and warranties, if any of the restrictions herein are found by a court of competent jurisdiction to be overly broad in duration or territorial scope, or otherwise unreasonable, the court shall have the authority to reform the applicable restriction and to enforce the restriction to the fullest extent found by the court to be reasonable in light of all of the circumstances.  If portions of this Agreement are found to be invalid or unenforceable for any reason, the remaining portions shall not be void, but shall remain in effect and shall be fully enforceable without regard to those portions found to be invalid or unenforceable.  It is further agreed that, should Executive be found to have violated the covenants in Section 9 or 10, the one-year period provided for in such Section shall be extended by any length of time during which Executive was in violation or breach thereof, including any time during which litigation was pending to establish Executive’s violation or breach (subject to adjustment pursuant to this Section 25).

If Executive intends to initiate or participate in any proceeding for the purpose of challenging the validity or enforceability of any provision of this Agreement, then as a condition precedent to such proceeding Executive agrees to tender back to the Company the then fair market value of any stock Executive obtains as the result of the equity based portion of his compensation hereunder, or tender back or otherwise relinquish the full amount of the Severance Pay referred to herein (whichever is greater).  Executive further understands that any unexercised stock options and outstanding restricted stock awards will be cancelled in the event Executive breaches this Agreement.  This section is not intended to limit in any manner any remedies available to Company or recovery of any damages by Company should Executive be found to have violated this Agreement.

[Signature page immediately follows.]

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	FIRST AVENUE NETWORKS, INC.

/s/ Michael Gallagher	By:	/s/ John D. Beletic
Michael Gallagher		John D. Beletic, Executive Chairman